Exhibit 10.3

                                                                [EXECUTION COPY]

                          Inland Financial Corporation
                           9207 East Mission, Suite A
                            Spokane, Washington 99206


As of November 1, 1999


Robert Mauer
Chicago Advisory Group
8000 Towers Crescent Drive
Suite 1070
Vienna, Virginia 22182


Dear Mr. Mauer:

                  Inland Financial Corporation (the "Company") desires to engage Chicago Advisory Group ("CAG") as a consultant, and CAG desires to be so engaged by the Company, all subject to the terms and conditions set forth in this letter agreement (this "Agreement").

                  Accordingly,   in   consideration   of  the  mutual  covenants
hereinafter set forth and intending to be legally bound, the Company and CAG hereby agree as follows:

                  1. Engagement; Term. The Company hereby engages CAG, and CAG hereby accepts such engagement and agrees to serve as a consultant to the Company, upon the terms and conditions hereinafter set forth, for a term commencing on November 1, 1999 (the "Effective Date") and (unless sooner terminated as hereinafter provided) expiring twelve months after the Effective Date (such term being hereinafter referred to as the "Initial Term").
Thereafter, this Agreement shall automatically be extended for one or more additional three-month periods unless CAG or the Company gives written notice, no less than ninety (90) days prior to the end of the Initial Term, or, as applicable, sixty (60) days prior to the end of any extension thereof, of CAG's or the Company's election not to renew the Agreement. As used in this Agreement, "Term" shall be defined as the Initial Term and, if applicable, any extension thereof.

                  2.       Duties; Conduct.

                           (a) During the Term,  CAG shall make available to the
Company the services of Robert Mauer ("Mauer") who shall serve in the capacity of a senior advisor to the Company; as such, CAG shall render consulting services from time to time as hereinafter provided on such project or projects relating to the business, affairs and management of the Company as may be reasonably delegated to CAG by the Board of Directors, the Co-Chief Executive Officers, or, as applicable, Chief Executive Officer, or the Chief Operating Officer of

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the Company or of Walnut Financial Services, Inc. ("Walnut"). CAG agrees that it shall use its best efforts to perform such services faithfully and diligently, and to the best of its ability, and shall use its best efforts to cause Mauer to use his best efforts to perform such services faithfully and diligently, and to the best of his ability.

                           (b) To the extent  practicable,  the  services  to be
provided by CAG shall be performed at such times as are reasonably convenient to CAG. The Company acknowledges that CAG and Mauer may have other activities, obligations and engagements which may command its or his time and attention and the Company will exercise its best efforts to respect such other commitments.

                           (c) The services to be provided hereunder may require
travel. Domestic travel shall be as reasonably required for the performance of the duties hereunder; except as provided below, CAG shall not need prior approval for any domestic travel required hereunder unless and until it incurs business expenses in connection with such travel in the aggregate amount of $10,000 per annum. Once such threshold has been exceeded, CAG shall obtain the consent of Walnut's Chief Operating Officer prior to incurring any additional domestic travel expense. The parties agree that, subject to the prior two sentences, (i) business class (as opposed to coach) and (ii) the costs of upgrade certificates pursuant to frequent flier programs (not to exceed $100 per flight) shall be deemed to be reasonable expenses. Foreign travel shall be as the Company and CAG shall mutually agree.

                  3.       Compensation and Expenses.

                           (a) Except as otherwise  provided in Section 3(b), as
full compensation for all services to be provided by CAG hereunder during the Term, the Company will pay CAG and CAG will accept consulting fees at an annual rate of Fifty Thousand Dollars ($50,000). Such consulting fees will be paid monthly in arrears.

                           (b) The Company will reimburse CAG for all reasonable
travel, business entertainment and other business expenses as may be incurred by it during the Term in the performance of the duties and responsibilities assigned to it under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by CAG of proper accounts therefor in accordance with the Company's standard procedures.

                  4.       Termination.

                           (a)  The  Company  may   terminate   the   consulting
engagement hereunder and this Agreement at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of a felony by Mauer; (ii) perpetration of an intentional and knowing fraud by CAG or Mauer against or adversely affecting the Company, Walnut or any of the Company's affiliates or any customer, client, agent, or employee of any of the foregoing; (iii) any action or conduct by CAG or Mauer in any manner which would reasonably be expected to harm the reputation or goodwill of the Company, Walnut or any of the Company's affiliates; (iv) willful breach of a covenant set forth in Section 5 or 6 by CAG or Mauer; (v) substantial failure of CAG to perform its duties hereunder; or (vi) subject to Section

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2(b) above and after taking into account Mauer's reasonable personal commitments and vacation time, CAG's failure or inability to make Mauer available to provide the services contemplated hereunder for any reason as determined in good faith by the Board of Directors of the Company or of Walnut; provided, however, that a termination pursuant to clause (iii), (v) or (vi) shall not become effective unless CAG fails to cure such action, conduct or failure to perform within fifteen (15) days after written notice from the Company, such notice to describe such action, conduct or failure to perform and identify what reasonable actions shall be required to cure such action, conduct or failure to perform, if such action, conduct or failure to perform is susceptible of cure.

                           No act or  failure  to act on CAG's or  Mauer's  part
shall be considered "willful" under this Section 4(a) unless it is done, or omitted to be done, by CAG or Mauer in bad faith or without reasonable belief that its or his action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or of Walnut, or upon direction or authority of the Co-Chief Executive Officers or, as applicable, Chief Executive Officer of the Company or of Walnut, or upon the advice of counsel for the Company or Walnut, shall be conclusively presumed to be done, or omitted to be done, by CAG in good faith and in the best interests of the Company.

                           (b) The Term shall terminate forthwith upon a sale of
all or substantially all of the stock or assets of the Company or Walnut.

                           (c)  CAG  may  terminate  the  consulting  engagement
hereunder and this Agreement at any time in the event of any material breach of this Agreement by the Company; provided, however, that such termination shall not become effective unless the Company fails to cure such breach within fifteen
(15) days after written notice from CAG, such notice to describe such breach and identify what reasonable actions shall be required to cure such breach.

                           (d) In the event of a termination  pursuant to any of
Section 4(a), (b) or (c) above, CAG shall be entitled to, and the Company shall pay to CAG within thirty (30) days after any such termination, any accrued but unpaid consulting fees to the date of termination and any accrued but unpaid expenses required to be reimbursed pursuant to Section 3(b) above. In the event of a termination pursuant to Section 4(c) above, CAG shall be entitled to continued payment of the consulting fees pursuant to Section 3(a) above until the expiration of the Term as if such termination had not occurred, with such payments being in addition to the payments described in the previous sentence.

                  5. Noncompetition and Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records.

                           5.1  Noncompetition and  Nonsolicitation.  In view of
the unique and valuable services it is expected CAG and Mauer will render to the Company, CAG's and Mauer's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company, Walnut and the Company's affiliates and their customers and

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suppliers,  and in consideration of compensation to be received  hereunder,  CAG and Mauer each agrees that during the consulting engagement hereunder it and he will not compete with or be engaged in any business which, during the consulting engagement hereunder, is engaged in the business of factoring or financing of receivables in the United States or Canada, provided that the provisions of this Section will not be deemed breached merely because CAG or Mauer owns less than 10% of the outstanding common stock of a publicly-traded company or is a passive investor who owns less than 10% of the outstanding common stock of a privately-held company.

                  In further consideration of the payment by the Company to CAG of amounts that may hereafter be paid to CAG pursuant to this Agreement, CAG and Mauer each agrees that during the Term and for a period of one year subsequent to any termination hereunder, CAG and Mauer shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company, Walnut or the Company's affiliates to terminate his, her, or its relationship with the Company, Walnut or the Company's affiliates; or (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants (other than Joel Kanter and/or Windy City, Inc.) or representatives of the Company, Walnut or the Company's affiliates to become employees, agents, representatives or consultants of any other person or entity; (iii) directly or indirectly solicit or attempt to solicit any customer of the Company or Pacific Financial Services Corp. ("Pacific Financial") with respect to any product or service being furnished, made, sold or leased by the Company or Pacific Financial; or (iv) persuade or seek to persuade any customer of the Company or Pacific Financial to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company or Pacific Financial, whether or not the relationship between the Company or Pacific Financial and such customer was originally established in whole or in part through CAG's or Mauer's efforts.

                           5.2  Proprietary  Information.  CAG  and  Mauer  each
acknowledges that during the course of the consulting engagement hereunder CAG and Mauer will necessarily have access to and make use of proprietary information and confidential records of the Company, Walnut and the Company's affiliates. CAG and Mauer each covenants that it and he shall not during the Term or at any time thereafter, directly or indirectly, use for its or his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any such proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

                           For   purposes  of  this   Section  5,   "proprietary
information" shall not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by CAG or Mauer; (ii) was within CAG's or Mauer's possession or knowledge prior to its being furnished to the Company, provided that the information was not obtained in connection with the consulting engagement hereunder or Mauer's prior employment by Walnut; (iii) is independently developed by CAG or Mauer other than in connection with the consulting engagement hereunder; or (iv) is obtained by

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CAG or Mauer in its or his capacity as an investor in Walnut or Walnut's (or its subsidiaries') portfolio companies and not in connection with the performance of the duties hereunder, provided that information obtained by CAG or Mauer under circumstances under which it or he has any obligation to keep such information
confidential   shall  be  "proprietary   information"  to  the  extent  of  such
obligation.

                           5.3 Confidentiality and Surrender of Records. CAG and
Mauer each agrees that it or he shall not during the Term or at any time thereafter (irrespective of the circumstances under which the consulting engagement terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company, nor shall CAG or Mauer retain, and will deliver promptly to the Company, any of the same following termination of the consulting engagement hereunder for any reason or upon request by the Company. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape or electronic or other media or equipment of any kind which may be in CAG's or Mauer's possession or under its or his control or accessible to it or him which contain any proprietary information of the Company, Walnut or the Company's affiliates. All confidential records shall be and remain the sole property of the Company, or, as applicable, Walnut or the Company's affiliates during the Term and thereafter.

                           5.4  Enforcement.  CAG and Mauer each agrees that the
remedy at law for any breach or threatened breach of any covenant contained in this Section 5 would be inadequate and that the Company, in addition to such other remedies as may be available to it at law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Section 5 and injunctive relief.

                  6. No Conflict. CAG covenants that neither it nor Mauer is now, and shall not become, party to or subject to any agreement, contract, understanding or covenant, or under any obligation, contractual or otherwise, in any way restricting or adversely affecting its or his ability to act for the Company in all of the respects contemplated hereby.

                  7. Cooperation. CAG shall cooperate fully with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal proceedings in which CAG's or Mauer's assistance may be requested by the Company. Such cooperation shall include, among other things, making documents relating to the Company, Walnut or the Company's affiliates or any of their respective businesses in CAG's or Mauer's custody or control available to the Company or its counsel, making Mauer available for interviews by the Company or its counsel, and making Mauer available to appear as a witness, at deposition, trial or otherwise. Any reasonable vouchered out-of-pocket expenses incurred by CAG in fulfilling its obligations under this Section 7 shall be promptly reimbursed by the Company.

                     The provisions of this Section 7 shall survive the termination or expiration of this Agreement and the Term; provided, however, that CAG's obligations under this Section 7 subsequent to the expiration of this Agreement and the Term shall be on terms to be negotiated between CAG and the Board of Directors of the Company or of Walnut in good faith.

                  8. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent, request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three days after mailing. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                  To the Company:

                           Inland Financial Corporation
                           c/o Walnut Financial Services, Inc.
                           650 Madison Avenue, 21st Floor
                           New York, New York 10022
                           Attention:  Joseph Mark
                           Facsimile No.:  (212) 223-0161

                  With a copy to:

                           Peter S. Kolevzon, Esq.
                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Facsimile No.:  (212) 715-8000

                  To Chicago Advisory Group:

                           Chicago Advisory Group
                           8000 Towers Crescent Drive
                           Suite 1070
                           Vienna, Virginia 22182
                           Attention:  Robert Mauer
                           Facsimile No.:  _______________

                  9.       Miscellaneous.

                           (a)  The  failure  of  either  party  at any  time to
require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

                           (b) This Agreement is a personal contract calling for
the provision of unique services by Mauer, and CAG's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by CAG or Mauer. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company, but no assignment by the Company shall release the Company from its obligations hereunder, and the Company shall not assign this Agreement to any entity outside of the Company.

                           (c) Each of the covenants and agreements set forth in
this Agreement are separate and independent covenants, each of which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible. Should the whole or any part or provision of any such separate covenant be held or declared invalid, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid. If any covenant shall be found to be invalid but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective.

                           (d) This Agreement shall be governed and construed in
accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

                           (e)   This    Agreement   sets   forth   the   entire
understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, writings and discussions between the parties with respect to that subject matter. This Agreement may be terminated, altered, modified or changed only by a written instrument signed by both parties hereto.

                           (f) The  Section  headings  contained  herein are for
purposes of convenience only and are not intended to define or list the contents of the Sections.

                           (g) The provisions of this  Agreement  which by their
terms call for performance subsequent to termination of the Term, or of this Agreement, shall so survive such termination.

                           (h) In  rendering  the services to be rendered by CAG
hereunder, CAG shall be an independent contractor. Neither CAG nor Mauer shall be considered as having an employee status or being entitled to participate in any employee plans, arrangements or distributions by the Company. Neither CAG nor Mauer shall act as an agent of the Company and neither shall be entitled to enter into any agreements, incur any obligations on behalf of the Company, or be authorized to bind the Company in any manner whatsoever, and neither shall refer to the Company as a customer in any manner or format without the prior written consent of the Company. No form of joint venture, partnership or similar relationship between the parties is intended or hereby created.

                           As an  independent  contractor,  CAG  shall be solely
responsible for determining the means and methods for performing the professional and/or technical services described herein, and CAG shall have complete charge and responsibility for Mauer. All of CAG's activities will be at its own risk and CAG is hereby given notice of its responsibility for arrangements to guard against physical, financial, and other risks, as appropriate.

                           Except as  otherwise  required  by law,  the  Company
shall not withhold any sums from the payments to be made for Social Security or other federal, state or local tax liabilities or contributions, and all withholding, liabilities, and contributions shall be solely CAG's responsibility.

                  Please confirm CAG's agreement with the foregoing by signing and returning the enclosed copy of this letter, following which this will be a legally binding agreement between us as of the date first written above.

                                           Very truly yours,

                                           Inland Financial Corporation


                                           By: /s/ Joel Kanter
                                              ------------------------------
                                               Name:  Joel Kanter
                                               Title: Vice President


Accepted and Agreed:

Chicago Advisory Group


By: /s/ Joshua S. Kanter
   ---------------------------
   Name:  Josuha S. Kanter
   Title: Vice President



                  Robert Mauer hereby accepts, and agrees to abide by, the terms of Section 5 of the Agreement.


                                           /s/ Robert Mauer
                                           ---------------------------------
                                               Robert Mauer